SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                         Commission file number 1-13561


                         ENTERTAINMENT PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)

                MARYLAND                                 43-1790877
(STATE OF INCORPORATION OR ORGANIZATION)    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                        30 WEST PERSHING ROAD, SUITE 201
                           KANSAS CITY, MISSOURI 64108
                                 (816) 472-1700
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

         TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
         -------------------                      ------------------------------
                                                    CLASS IS TO BE REGISTERED
                                                    -------------------------
  7.75% SERIES B CUMULATIVE REDEEMABLE               NEW YORK STOCK EXCHANGE
PREFERRED SHARES, PAR VALUE $0.01 PER SHARE


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                                      NONE

                                     PART I

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the 7.75% Series B Cumulative Redeemable Preferred Shares, par value $0.01 per share, is contained in the prospectus supplement dated January 11, 2005 filed with the Securities and Exchange Commission under Rule 424(b)(5) on January 12, 2005, pursuant to the Company's Registration Statement on Form S-3 (File No. 333-113626), filed with the Securities and Exchange Commission on March 15, 2004. The prospectus supplement is hereby incorporated by reference into this registration statement.

ITEM 2. EXHIBITS.

3.1 Amended and Restated Declaration of Trust of the Company, which is attached as Exhibit 3.2 to the Company's Current Report on Form 8-K (Commission File No. 1-13561) filed on June 7, 1999, is hereby incorporated by reference as
     Exhibit 3.1

3.2 Amendment to Declaration of Trust, which is attached as Exhibit 3.1 to the Company's Current Report on Form 8-K (Commission File No. 1-13561) filed on January 11, 2005, is hereby incorporated by reference as Exhibit 3.2

3.3 Bylaws of the Company, which are attached as Exhibit 3.3 to the Company's Current Report on Form 8-K (Commission File No. 1-13561) filed on June 7, 1999, are hereby incorporated by reference as Exhibit 3.2

4.3 Form of share certificate for common shares of beneficial interest of the Company, which is attached as Exhibit 4.5 to the Company's Registration Statement on Form S-11, as amended, (Registration No. 333-35281), is hereby incorporated by reference as Exhibit 4.3

4.4 Articles Supplementary for 9.50% Series A Preferred Shares, which is attached as Exhibit 4.4 to the Company's Form 8-A12B (Commission File No. 1-13561) filed on May 24, 2002, is hereby incorporated by reference as
     Exhibit 4.4

4.5  Form of 9.50% Series A Preferred  Share  Certificate,  which is attached as
     Exhibit 4.5 to the Company's Form 8-A12B (Commission File No. 1-13561) filed on May 24, 2002, is hereby incorporated by reference as Exhibit 4.5

4.6 Form of Articles Supplementary designating the powers, preferences and rights of the 7.75% Series B Cumulative Redeemable Preferred Shares (par value $0.01 per share)

4.7  Form of 7.75% Series B Cumulative Redeemable Preferred Share Certificate

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 Entertainment Properties Trust
                                 (Registrant)


Dated:  January 12, 2005         By:  /s/ Gregory K. Silvers
                                     ---------------------------
                                     Name:    Gregory K. Silvers
                                     Title:   Vice President, Secretary, General
                                              Counsel and Chief Development
                                              Officer